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                                                                     Exhibit 8.1

                         [HUNTON & WILLIAMS LETTERHEAD]




                                February 26, 2003



FBR Asset Investment Corporation
1001 Nineteenth Street North
Arlington, VA 22209

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Forest Merger Corporation
1001 Nineteenth Street North
Arlington, Virginia 22209

                        FBR Asset Investment Corporation
                            Forest Merger Corporation
                  Qualification as Real Estate Investment Trust


Ladies and Gentlemen:

            We have acted as counsel to FBR Asset Investment Corporation, a Virginia corporation ("FBR Asset"), and Forest Merger Corporation, a Virginia corporation ("New FBR"), in connection with the proposed merger of FBR Asset with and into New FBR and the proposed merger of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation ("FBR Group"), with and into New FBR (together, the "Merger"). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Merger. This opinion is being furnished to you in connection with the Registration Statement on Form S-4 (No. 333-101703) filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the Agreement and Plan of Merger dated as of November 14, 2002 (the "Merger Agreement") by and among New FBR, FBR Asset and FBR Group.

            In connection with the opinions rendered below, we have examined the following:
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FBR Asset Investment Corporation
Friedman, Billings, Ramsey & Co., Inc.
Forest Merger Corporation
February 26, 2003
Page 2



1. the Amended and Restated Articles of Incorporation of New FBR, as filed as an exhibit to the Registration Statement;

2. New FBR's Bylaws;

3. the Merger Agreement;

4. the Registration Statement;

5. the taxable REIT subsidiary election for FB TRS Holding, Inc. and the automatic TRS elections for each of Pegasus Capital Corporation and FB TRS I, Inc.;

6. the opinions of Wachtell, Lipton, Rosen & Katz and Hogan & Hartson L.L.P. regarding the tax-free treatment of the Merger;

7. a draft of the statement of PriceWaterhouseCoopers LLP estimating current and accumulated earnings and profits ("E&P") of FBR Group as of the closing date of the Merger (the "E&P Statement"); and

8. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

1. except with respect to the due authorization, execution, and delivery thereof by FBR Asset and New FBR, each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;


2. during its taxable year ending December 31, 2003, FBR Asset has operated and will continue to operate in a manner that will make the representations as to factual matters contained in a certificate, dated February 26, 2003 and executed by a duly appointed officer of FBR Asset (the "FBR Asset Officer's Certificate"), true for such year;


3. during its taxable year ending December 31, 2003 and subsequent taxable years, New FBR will operate in such a manner that makes and will continue to make the
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FBR Asset Investment Corporation
Friedman, Billings, Ramsey & Co., Inc.
Forest Merger Corporation
February 26, 2003
Page 3


representations as to factual matters contained in a certificate, dated February __, 2003 and executed by a duly appointed officer of New FBR (the "New FBR Officer's Certificate"), true for such years;

4. New FBR will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust ("REIT") for any taxable year;

5. no action will be taken by FBR Asset, FBR Group, New FBR, or any of its subsidiaries after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

6. the Merger Agreement and the other documents relating to the Merger (the "Merger Documents") have not been amended and will not be amended after the date of this opinion in a manner that would affect FBR Asset's or New FBR's qualification as a REIT for any taxable year;

7. the Merger Documents have been and will be complied with without waiver;

8. the E&P Statement correctly calculates the current and accumulated E&P of FBR Group; and

9. New FBR will distribute all E&P carried over from FBR Group by December 31, 2003.

            In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the FBR Asset Officer's Certificate and the New FBR Officer's Certificate (together, the "Officer's Certificates"). After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer's Certificates.

            Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificates, and the discussions in the Registration Statement under the caption "Real Estate Investment Trust Status of New FBR" (which are incorporated herein by reference), we are of the opinion that:
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FBR Asset Investment Corporation
Friedman, Billings, Ramsey & Co., Inc.
Forest Merger Corporation
February 26, 2003
Page 4


            (a) commencing with its taxable year beginning on the day before the closing date of the initial private placement of the common stock of FBR Asset and ended December 31, 1997, FBR Asset was organized and has operated in conformity with the requirements for qualification as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            (b) commencing with its taxable year beginning on the closing date of the Merger and ending December 31, 2003, New FBR's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a REIT under sections 856 through 860 of the Code.

            We will not review on a continuing basis New FBR's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificates. Accordingly, no assurance can be given that the actual results of New FBR's operations for its 2003 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

            The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent New FBR from qualifying as a REIT.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Real Estate Investment Trust Status of New FBR" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

            The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state
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FBR Asset Investment Corporation
Friedman, Billings, Ramsey & Co., Inc.
Forest Merger Corporation
February 26, 2003
Page 5


or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter has been prepared for use in connection with the filing of the Registration Statement, and it may not be distributed, relied upon for any purpose, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                         Very truly yours,

                                         /s/ Hunton & Williams